                                                                      EXHIBIT 10

                         REGISTRATION AND STOCKHOLDER
                               RIGHTS AGREEMENT

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ITEM 1. FINANCIAL STATEMENTS....................................................................    3
CONDENSED CONSOLIDATED BALANCE SHEETS...........................................................    3
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS.................................................    4
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)................................    5
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS.................................................    6
ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS...   10
PART II.  OTHER INFORMATION.....................................................................   14
ITEM 1.  LEGAL PROCEEDINGS......................................................................   14
ITEM 2.  CHANGES IN SECURITIES AND USE OF PROCEEDS..............................................   14
ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS....................................   14
ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K.......................................................   15
I.       REGISTRATION RIGHTS....................................................................    0
1.1      DEFINITIONS............................................................................    0
1.2      DEMAND REGISTRATION....................................................................    0
1.3      COMPANY REGISTRATION...................................................................    2
1.4      OBLIGATIONS OF THE COMPANY.............................................................    2
1.5      EXPENSES OF DEMAND REGISTRATION AND S-3 REGISTRATION...................................    3
1.6      EXPENSES OF COMPANY REGISTRATION.......................................................    4
1.7      UNDERWRITING REQUIREMENTS..............................................................    4
1.8      INDEMNIFICATION........................................................................    4
1.9      REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934..........................................    5
1.10     FORM S-3 REGISTRATION..................................................................    6
PRIVATE 1.11 ASSIGNMENT OF REGISTRATION RIGHTS..................................................    7
PRIVATE 1.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS......................................    7
PRIVATE 1.13 TERMINATION OF REGISTRATION RIGHTS.................................................    7
1.14     DELAY OF REGISTRATION; FURNISHING INFORMATION..........................................    7
II.      COVENANTS..............................................................................    7
2.1      BOARD OF DIRECTOR MEETINGS.............................................................    7
2.3      CONFIDENTIALITY........................................................................    8
3.1      REQUISITE CONSENTS; NONVIOLATION.......................................................    8
3.2      AUTHORITY FOR AGREEMENT................................................................    8
IV.      MISCELLANEOUS..........................................................................    9
PRIVATE 4.1  SUCCESSORS AND ASSIGNS.............................................................    9
PRIVATE 4.2  GOVERNING LAW......................................................................    9
PRIVATE 4.3  COUNTERPARTS.......................................................................    9
PRIVATE 4.4  TITLES AND SUBTITLES...............................................................    9
PRIVATE 4.5  NOTICES............................................................................    9
PRIVATE 4.6  EXPENSES...........................................................................    9

                                       i.
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
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PRIVATE 4.7  AMENDMENTS AND WAIVERS.............................................................    9
PRIVATE 4.8  SEVERABILITY.......................................................................    9
PRIVATE 4.9  AGGREGATION OF STOCK...............................................................    9
PRIVATE 4.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER................................................    9

                                      ii.

                 REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT
          -----------------------------------------------------------


          THIS REGISTRATION AND STOCKHOLDER RIGHTS AGREEMENT (the "Agreement") is made as of the 23rd day of September, 1998, by and between Paradigm Technology, Inc., a Delaware corporation (the "Company"), and Asea Brown Boveri A.G., a corporation formed under the laws of Germany and Asea Brown Boveri, Inc., a Delaware corporation (collectively, the "Stockholder").


                                R E C I T A L S

          WHEREAS, the Company, IXYS Corporation, a Delaware corporation ("IXYS") and Paradigm Enterprises, Inc., a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), have entered into an Agreement and Plan of Merger and Reorganization dated as of March 6, 1998 (the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into IXYS with IXYS as the surviving corporation (the "Merger");

          WHEREAS, pursuant to the terms of the Merger, the Stockholder's shares of common stock of IXYS, par value $0.001 per share, will be exchanged for the right to receive shares of the common stock of the Company, par value $0.01; (the "Common Stock"); and

          WHEREAS, in connection with the Merger and pursuant to the Merger Agreement, the Company has agreed to provide the Stockholder with certain registration rights as set forth herein.

              NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

          I. REGISTRATION RIGHTS. The Company covenants and agrees as follows:

               1.1  DEFINITIONS.  For purposes of this Section 1:

                    (a) The term "Act" means the Securities Act of 1933, as amended.

                    (b) The term "Form S-3" means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                    (c) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                    (d) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                    (e) The term "Registrable Securities" means (i) all or any shares of Common Stock received by the Stockholder in connection with the Merger (all such Shares, the "Merger Shares"), (ii) any shares of Common Stock issued as a dividend or distribution with respect to, or in exchange for, or in replacement of, the Merger Shares, and (iii) any shares of Common Stock issuable upon the conversion or exercise of any warrant or right.

                    (f) The term "SEC" shall mean the Securities and Exchange Commission.

               1.2  DEMAND REGISTRATION.

                    (a) If at any time after the date hereof, the Company shall receive a written request from the Stockholder that the Company file a registration statement under the Act covering the registration of at least twenty five percent (25%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000), then the Company shall:

               (i) effect as soon as practicable, and in any event within 90 days after receipt of such request, the registration under the Act of all Registrable Securities which the Stockholder request to be registered.

          (b) If the Stockholder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to subsection 1.2(a). The underwriter or underwriters will be selected by the Stockholder and shall be reasonably acceptable to the Company. The Stockholder (together with the Company as provided in subsection 1.4(e)) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

          (c) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

               (i) if more than one registration has been effected pursuant to this Section 1.2 in any preceding twelve (12) month period and such registration has been declared or ordered effective, or more than two such registrations have been declared or ordered effective overall;

               (ii) During the period starting with the date thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on a date ninety (90) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

               (iii) If the Stockholder proposes to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.10 below; or

               (iv) if the Company shall furnish to the Stockholder a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Stockholder; provided that such right to delay a request, whether pursuant to this
     Section 1.2 or Section 1.10, shall be exercised by the Company not more than once in any twelve (12) month period.

       1.3  COMPANY REGISTRATION.

          (a) If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Stockholder) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company employee benefit plan, a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered), the Company shall, at such time, promptly give the Stockholder written notice of such registration. Upon the written request of the Stockholder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.7, cause to be registered under the Act all of the Registrable Securities that the Stockholder has requested to be registered.

          (b) The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not the Stockholder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.6 hereof.

       1.4 OBLIGATIONS OF THE COMPANY.  Whenever required under this
Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Stockholder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that such 120-day period shall be extended for a period of time equal to the period the Stockholder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement; provided that, except as to a registration statement and prospectus pursuant to Section 1.3 hereof, the Company shall not file any amendment or supplement to such registration statement or prospectus to which the Stockholder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act, having been furnished with a copy thereof at the earliest practicable date.

          (c) Furnish to the Stockholder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Stockholder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Stockholder.

          (d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Stockholder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general Consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

          (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (f) Notify the Stockholder at any time when a prospectus relating to the registration of Registrable Securities is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

          (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

          (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable securities, in each case not later than the effective date of such registration.

          (i) Use its reasonable best efforts to furnish, at the request of the Stockholder, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Stockholder and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and, if permitted by applicable accounting standards, to the Stockholder (or if delivery of such letter is not permitted by applicable accounting standards, deliver to the Stockholder a copy of such letter addressed to the underwriters, if any).

    1.5 EXPENSES OF DEMAND REGISTRATION AND S-3 REGISTRATION. All expenses, other than underwriting discounts and commissions, incurred in connection with the first registration pursuant to this Agreement (other than pursuant to Section 1.3) and related filings or qualifications, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, and the reasonable fees and disbursements of counsel for the Company (collectively, the "Registration Expenses") shall be borne as follows: (i) the Company shall pay the lesser of (A) fifty percent (50%) of the

Registration Expenses or (B) $100,000, and (ii) the Stockholder shall pay the remaining Registration Expenses. The Stockholder shall pay (i) one hundred percent (100%) of all Registration Expenses incurred following the first such registration, (ii) the fees and disbursements of any counsel retained by it in connection with any such registrations, and (iii) any underwriting discounts or commissions payable with respect to any Registrable Securities sold by it.

          1.6 EXPENSES OF COMPANY REGISTRATION. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for the Stockholder (which right may be assigned as provided in Section 1.11), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto but excluding underwriting discounts and commissions relating to Registrable Securities. The fees and disbursements of any counsel retained by the Stockholder in connection with any such registrations shall be paid by the Stockholder.

          1.7 UNDERWRITING REQUIREMENTS. In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Stockholder's securities in such underwriting unless the Stockholder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but, except with respect to any one offering pursuant to Section 1.3 following the first such offering pursuant to Section
1.3 to occur after the closing date of the Merger, in no event shall the amount of securities of the Stockholder included in the offering be reduced below twenty five percent (25%) of the total amount of securities included in such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a Stockholder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such Stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder", and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder", as defined in this sentence.

          1.8 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 1:

             (a) To the extent permitted by law, the Company will indemnify and hold harmless the Stockholder, any underwriter (as defined in the Act) for the Stockholder and each person, if any, who controls the Stockholder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act or the 1934 Act or any state securities law; and the Company will reimburse the Stockholder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Stockholder, underwriter or controlling person.

          (b) To the extent permitted by law, each Stockholder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other selling stockholder in such registration statement and any controlling person of any such underwriter or other selling stockholder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state-law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Stockholder expressly for use in connection with such registration; and such Stockholder will reimburse, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.8(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Stockholder (which consent shall not be unreasonably withheld); provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the gross proceeds from the offering received by the Stockholder.

          (c) Promptly after receipt by an indemnified party under this Section
1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8.

          (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall, to the extent permitted by law, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

          (f) The obligations of the Company and the Stockholder under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and the termination of this Agreement.

     1.9 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to the Stockholder the benefits of Rule 145 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Stockholder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

          (b) take such action as is necessary to enable the Stockholder to utilize Form S-3 for the sale of its Registrable Securities;

          (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

          (d) furnish to the Stockholder, so long as the Stockholder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time when it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Stockholder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

     1.10 FORM S-3 REGISTRATION. In case the Company shall receive from the Stockholder a written request that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by the Stockholder, the Company will:

          (a) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Stockholder's Registrable Securities as are specified in such request; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this section 1.10: (A) if Form S-3 is not available for such offering by the Stockholder; (B) if the Stockholder proposes to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (C) if the Company has, within the twelve
(12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Stockholder pursuant to this Section 1.10 or has already effected four (4) registrations under this Agreement for the Stockholder (exclusive of registrations pursuant to Section 1.3), (D) if the Company shall furnish to the Stockholder a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Stockholder under this Section 1.10; provided, however, that such right to delay a request, whether pursuant to this
Section 1.10 or Section 1.2, shall be exercised by the Company not more than once in any twelve (12) month period, or (D) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

          (b) Subject to the foregoing, (i) the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Stockholder; and (ii) if requested by the Stockholder, in a transaction constituting (1) a private placement under Section 3(b) or 4(2) of the Act, or (2) under Rule 144A under the Act, the Company shall undertake to register such shares after the conclusion of such placement to permit such shares freely to be tradeable by the purchasers thereof.

          (c) The Company shall use its reasonable best efforts to keep any such registration described in Section 1.10(b) above , as the case may be, continuously effective for the period beginning on the date on which such registration is declared effective and ending on the first to occur of (A) one hundred twenty (120) days thereafter and (B) on the first date that all such Registrable Securities have been sold. During the period during which any such registration is effective, the Company shall supplement or make amendments to such registration, if required by the Act or if reasonably requested by the Stockholder or an underwriter of Registrable Securities, including to reflect any specific plan of distribution or method of sale, and shall use its reasonable best efforts to have such supplements and amendments declared effective as soon as practicable after filing.

          (d) Registrations effected pursuant to this Section 1.10 shall not be counted as registrations effected pursuant to Sections 1.2 or 1.3 herein.

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

          1.11 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by the Stockholder to one or more transferees or assignees of such securities who hold, pursuant to such assignment(s), a number of Registrable Securities constituting in excess of five percent (5%) of the outstanding shares of the Common Stock of the Company, provided: (a) the Company is, within ten (10) days after any such transfer, furnished with written notice of the name and address of such transferees or assignees and the securities with respect to which such registration rights are being assigned; (b) such transferees or assignees agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferees or assignees is restricted under the Act. In the event of any assignment by the Stockholder pursuant to this Section 1.11, any right of the Stockholder hereunder may only be exercised by written instrument executed by the holders of at least thirty percent (30%) of the Registrable Securities then outstanding (the "Written Instrument") and the Company may rely on the Written Instrument in effecting such right or rights to register Registrable Securities pursuant to Section 1. Upon any proper assignment of registration rights in accordance with this Section 1.11, any reduction (pursuant to Section 1.7) in the participation among holders of Registrable Securities in any registration subject to Section 1.7 shall, unless the Stockholder and such other holders of Registrable Securities notify the Company of their agreement otherwise, be allocated among such holders pro rata in accordance with their respective holdings of Registrable Securities.

          1.12 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Stockholder, enter into any agreement with any stockholder or prospective stockholder of any securities of the Company which would allow such stockholder or prospective stockholder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such stockholder or prospective stockholder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Stockholder which is included or (b) to make a demand registration which could result in such registration statement being declared effective within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

          1.13 TERMINATION OF REGISTRATION RIGHTS. The rights to registration set forth in this Section 1 shall terminate as to any particular Registrable Securities when (i) such Registrable Securities shall have been effectively registered under the Act and sold by the Stockholder in accordance with such registration, (ii) such Registrable Securities shall have been sold in compliance with Rule 145 promulgated under the Act, or (iii) the date which is four years after the earliest to occur of, after the Closing date of the Merger, the date of initial listing of the Common Stock of the Company on (1) the Nasdaq National Market System, (2) the American Stock Exchange, or (3) the New York Stock Exchange.

          1.14 DELAY OF REGISTRATION; FURNISHING INFORMATION.

               (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 1.2, 1.3 or 1.10 that the Stockholder shall furnish to the Company such information regarding itself, the Registrable Securities held by the Stockholder and the intended method of disposition of such securities as shall be required to effect the registration of the Stockholder's Registrable Securities.

    II.  COVENANTS.

          2.1 BOARD OF DIRECTOR MEETINGS. As long as the Stockholder owns not less than ten percent (10%) of the total number of outstanding shares of Common Stock of the Company, (A) the Company shall, to the extent that the Stockholder does not then have a representative as a member of the Board of Directors of the Company, invite a representative of the Stockholder to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors at the same time as provided to its directors; provided, however, that such representative and the Stockholder shall agree to hold in confidence and trust and to act in a fiduciary manner for the benefit of the stockholders of the Company with respect to all information so provided, and (B) upon receipt of the agenda for a meeting of the Board of Directors of the Company or at any other time, the

Stockholder may submit to the Company for discussion and consideration at the next subsequent meeting of the Board of Directors such matters as the Stockholder in its sole discretion shall determine. Notwithstanding the foregoing, the Company may exclude the Stockholder or its representatives from any deliberation of the Board of Directors if the Chairman of the Board of Directors delivers, prior to the date of such deliberation, a letter to the Stockholder stating that legal counsel to the Company has advised the Board of Directors that such exclusion is necessary to preserve attorney client privilege.

          2.2 INSPECTION AND COOPERATION. As long as the Stockholder owns not less than ten percent (10%) of the total number of outstanding shares of Common Stock of the Company, the Company shall permit the Stockholder and its representatives (including but not limited to accounting, legal and financial advisors) to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Stockholder for the purpose of evaluating its investment in the Company. In addition, in connection with any attempt by the Stockholder to sell some or all of the shares of Common Stock it owns in the Company to a potential purchaser (a "Potential Purchaser"), in a private transaction, the Company shall permit the Potential Purchaser and its representatives (including but not limited to accounting, legal and financial advisors) to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Stockholder and Potential Purchaser, provided that such Potential Purchaser enters into a confidentiality agreement containing customary terms and conditions for an agreement of that type; provided, that the Company shall not be obligated under this Section 2.2 with respect to a direct competitor of the Company.

          2.3 CONFIDENTIALITY. The Stockholder agrees to use, and to use its reasonable best efforts to cause its employees and its authorized representatives to use the same degree of care as the Stockholder uses to protect its own confidential information and to keep confidential any information furnished to it which the Company reasonably identifies as being confidential or proprietary (so long as such information is not in the public domain). The Stockholder further agrees not to use, and to cause its representatives and employees not to use any such confidential information for any purpose other than to evaluate the Stockholder's investment in the Company.

          2.4 NO ASSIGNMENT. The rights of the Stockholder under Sections 2.1 and 2.2 may not be assigned by the Stockholder without the consent of the Company.

   III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to Stockholder as follows:

          3.1  REQUISITE CONSENTS; NONVIOLATION.

               (a) The Company has obtained all consents, approvals or authorizations of any third party that would be required as a result of the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement (the "Obtained Consents").

               (b) The Company further represents and warrants that the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement will not (a) require the consent, approval or authorization of any third party, other than the Obtained Consents, or (b) constitute a default under, violate or conflict with or permit any third party to modify, terminate, accelerate or rescind any term or provision of, any contract, agreement, arrangement or understanding to which the Company is a party or by which the Company is bound or to which the Company is subject.

          3.2 AUTHORITY FOR AGREEMENT. All corporate and other proceedings required to be taken by or on behalf of the Company to authorize the Company to enter into and carry out this Agreement have been duly and properly taken. This Agreement has been duly executed and delivered by the Company and is valid and binding upon the Company, subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

     IV.  MISCELLANEOUS.

          4.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          4.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California.

          4.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.4 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          4.5 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties, (c) upon being sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

          4.6 EXPENSES. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          4.7 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Stockholder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Stockholder, each person who becomes a transferee or assignee of the Stockholder after such amendment or waiver, and the Company.

          4.8 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          4.9 AGGREGATION OF STOCK. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.10 ENTIRE AGREEMENT; AMENDMENT; WAIVER. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                       PARADIGM TECHNOLOGY, INC.


                       By:  /s/ Richard M. Morley
                            -----------------------------------------------

                       Title:  Acting President and Chief Executive Officer
                            -----------------------------------------------



                       ASEA BROWN BOVERI A.G.


                       By:  /s/ Mr. Hartmann           /s/ Mr. Prinzler
                            -----------------------------------------------

                       Title:  Vice Presidents
                            -----------------------------------------------



                       ASEA BROWN BOVERI, INC.

                       By:  /s/ Timothy Powers
                            -----------------------------------------------

                       Title:  Vice President
                            -----------------------------------------------